As filed with the Securities and Exchange Commission on February 18, 2003.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                February 18, 2003


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


      Florida                          1-13666                  59-3305930
(State or other jurisdiction    (Commission file number)       IRS employer
    of incorporation)                                       identification No.)


                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

                  On February 18, 2003, the Company issued a news release entitled "Darden Restaurants Announces Third Quarter Financial Outlook," a copy of which is being filed herewith as Exhibit 99.




Item 7.           Financial Statements and Exhibits.

                  (c) Exhibits.

                      Exhibit Number
                      (by reference to
                      Item 601 of
                      Regulation S-K)     Description

                           99 Press Release dated February 18, 2003, entitled "Darden Restaurants Announces Third Quarter Financial Outlook."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 18, 2003                        DARDEN RESTAURANTS, INC.



                                             By: /s/ Paula J. Shives
                                                 --------------------------
                                                 Paula J. Shives
                                                 Senior Vice President
                                                 General Counsel and Secretary

                                INDEX TO EXHIBITS


Exhibit Number           Description of Exhibit


         99 Press Release dated February 18, 2003, entitled "Darden Restaurants Announces Third Quarter Financial Outlook."

                                                                      EXHIBIT 99
DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         www.darden.com
                                                     NEWS/INFORMATION
                                                     Corporate Relations
                                                     P.O. Box 593330
                                                     Orlando, FL  32859

                                Contacts:
                                (Analysts) Matthew Stroud       (407) 245-6458
                                (Media)    Jim DeSimone         (407) 245-5192
FOR RELEASE
February 18, 2003
8:00 AM EST

                          DARDEN RESTAURANTS ANNOUNCES
                         THIRD QUARTER FINANCIAL OUTLOOK

ORLANDO, FL., Feb. 18 - Darden Restaurants, Inc. (NYSE: DRI) today announced that it expects diluted earnings per share to be in the range of 34 to 36 cents for its fiscal third quarter ending February 23, 2003. Total sales for the quarter are expected to increase 5% to 6% and same-restaurant sales for Red Lobster and Olive Garden are expected to be up approximately 1% on a blended basis.

"We knew this was going to be a challenging quarter based upon our strong performance in the third quarter of last year," said Joe Lee, Darden's Chairman and Chief Executive Officer. "Nevertheless, we are disappointed with our performance because we had expected to surpass our results from last year. As we move forward, we know we have two of the strongest companies in casual dining with Red Lobster and Olive Garden, and two exciting growth companies with Bahama Breeze and Smokey Bones. We are focused on making the changes that will allow our Company to resume solid earnings growth."

"We expect our third quarter earnings results to be adversely affected by several factors," said Linda Dimopoulos, Darden's Chief Financial Officer. "As we previously announced, worker's compensation and insurance costs will be higher than anticipated this quarter. Results are also being negatively impacted by our decision to significantly increase marketing expense in response to the challenging economic and competitive environment, more severe winter weather than expected and higher utility expense, and planned incremental pre-opening expenses are higher than prior year as a result of the ramp-up of new restaurants."

"We expect combined same-restaurant sales growth for Red Lobster and Olive Garden for the full fiscal year to be at the low end of our 3% to 5% long-term target. However, as a result of the softer than expected third quarter results, continued weakness in consumer confidence and possible weather risks in the fourth quarter, the diluted earnings per share growth we expect for this fiscal year has changed. We now anticipate that earnings per share growth this fiscal year will be between 5% and 10%, which is below our long-term target. We will provide additional information in our upcoming third quarter conference call scheduled for March 21, 2003 at 8:30 a.m., EST."

                                     -MORE-

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,200 Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones restaurants with annual sales of $4.4 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

                                      -END-